Cimarex Energy Reports Third Quarter 2014 Results

Record Production of 942 MMcfe per day

$454 million in property sales closed

DENVER, Nov. 4, 2014 /PRNewswire/ -- Cimarex Energy Co. (NYSE: XEC) today reported third quarter 2014 net income of $144.3 million, or $1.65 per diluted share. This compares to 2013 third quarter net income of $138.4 million or $1.59 per diluted share. Adjusted 2014 third quarter net income was $1.53 per diluted share(1). Third quarter 2014 adjusted cash flow from operations was $439.7 versus $394.0 million a year ago(1). Revenues from oil and gas sales for the third quarter totaled $636.5 million compared to $549.6 million in the same period of 2013.

Production volumes averaged 942 million cubic feet equivalent (MMcfe) per day in the third quarter, a 31 percent increase over third quarter 2013 output of 717 MMcfe per day. Oil production grew 10 percent to 43,376 barrels per day. Natural gas production increased 35 percent to 468 MMcf per day. Natural gas liquids (NGL) volumes of 35,627 barrels per day grew 59 percent. Third quarter 2014 production volumes were 50 percent natural gas, 27 percent oil and 23 percent NGL.

Third quarter production volumes were impacted by severe weather conditions in the Delaware Basin during September. Heavy rains and flooding negatively impacted third quarter production by approximately 15 to 20 MMcfe per day (42 percent oil). Partially offsetting this was better-than-expected production volumes from newly completed wells in the Mid-Continent.

Natural gas prices averaged $4.10 per thousand cubic feet (Mcf) in the quarter, up 10 percent year-over-year. Oil prices averaged $87.27 per barrel, down 15 percent, and NGL prices averaged $34.08 per barrel. (See table of Price and Production Data below.)

Total debt at September 30, 2014, consisted of $1.5 billion of long-term notes. Cimarex had no borrowings under its revolving credit facility and had a cash balance of $564 million. Proceeds from property sales closed during the quarter totaled $454 million which, included $446 million from the sale of oil and gas properties and $8 million for gas gathering and processing assets.

2014 Outlook

After adjusting for property sales (25-30 MMcfe per day) and weather-related production and well completion delays, fourth quarter 2014 volumes are projected to average 930-955 MMcfe per day. Incorporating updated fourth quarter guidance, full year production is now estimated to average 864-870 MMcfe per day, a mid-point increase of 25 percent over 2013. At the midpoint, year-over-year oil and natural gas volumes are now projected to grow approximately 16 and 23 percent, respectively, and NGL volumes are expected to increase 45 percent.

Capital investment budgeted for exploration and development for 2014 remains unchanged at $1.95 billion. Expenses per Mcfe of production for 2014 are estimated to be:

Production expense	$1.08 - $1.12
Transportation, processing and other expense	0.61 - 0.65
DD&A and ARO accretion	2.55 - 2.65
General and administrative expense	0.23 - 0.27
Taxes other than income (% of oil and gas revenue)	5.3 - 5.7%

Operations Update

Cimarex invested $460 million on exploration and development during the third quarter, bringing the total invested in 2014 to $1.4 billion. The Permian Basin has accounted for 72 percent of the capital investment year-to-date.

A total of 66 gross (36 net) wells were drilled during the quarter. At September 30, 52 gross (34 net) wells were awaiting completion.

WELLS DRILLED AND COMPLETED BY REGION

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Gross wells
Permian Basin	36	42	117	132
Mid-Continent	30	67	106	154
Other	-	3	2	5
	66	112	225	291
Net wells
Permian Basin	27	28	78	87
Mid-Continent	9	21	43	56
Other	-	3	1	4
	36	52	122	147
% Gross wells completed as producers	98%	99%	99%	99%

Permian Basin Update

Production from the Permian Basin averaged 408.1 MMcfe per day in the third quarter, an increase of 16 percent over third quarter 2013 and a four percent increase sequentially. Quarterly oil volumes increased seven percent year-over-year to 34,299 barrels per day and accounted for 50 percent of the region's total production for the quarter.

Cimarex drilled and completed 36 gross (27 net) Permian Basin wells during the third quarter, bringing the total for 2014 to 117 gross (78 net) wells. Delays in completions, primarily the result of severe weather, caused an increase in the number of wells awaiting completion at September 30, to 43 gross (32 net) wells from 22 gross (18 net) wells at June 30.

Year-to-date, 38 gross (19 net) New Mexico Bone Spring wells have been drilled and completed. Per well first 30-day average gross production from the Cimarex-operated wells averaged approximately 1,056 barrels of oil equivalent (BOE) per day (70 percent oil). Year-to-date Ward County, Texas, Third Bone Spring drilling totaled 11 gross (six net) wells with per well first 30-day average gross production rates of approximately 1,114 BOE per day (68 percent oil) from Cimarex-operated wells. Culberson County Bone Spring wells total 11 gross (seven net) year-to-date with per well first 30-day average gross production rates of approximately 1,190 BOE per day (50 percent oil).

In the Wolfcamp play, Cimarex continues to drill horizontal wells in multiple benches throughout its acreage in Culberson, Reeves and Ward Counties. In the third quarter, the company drilled and completed 15 gross (12 net) Wolfcamp wells. Of note, Cimarex has completed and is now producing from the third of its four downspacing pilots begun in 2014. The Cleveland pilot, which is a four-well, 80-acre Wolfcamp A downspacing test in Reeves County, Texas, had per well first 30-day average gross production rates of approximately 1,029 BOE per day (49 percent oil). Completion operations are underway on the fourth pilot which will also test downspacing in the Wolfcamp A in Reeves County.

Mid-Continent Update

Mid-Continent production averaged 517.9 MMcfe per day for the third quarter of 2014, a 53 percent increase over the third quarter 2013 average of 337.6 MMcfe per day. The Cana-Woodford area represented 406.1 MMcfe per day, or 78 percent of Mid-Continent production in the third quarter. Year-to-date Cimarex has drilled and completed 106 gross (43 net) wells in the region, 80 gross (36 net) of which were in the Cana-Woodford shale play.

Cimarex currently has four rigs operating in the Mid-Continent region, two of which are drilling Cana-Woodford infill development wells. One Meramec test is now drilling and three additional Meramec wells are in various stages of completion. At September 30, nine gross (2.3 net) wells were awaiting completion.

Cimarex's average daily production by commodity and region is summarized below:

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Gas (MMcf per day)
Permian Basin	126.6	102.5	117.6	93.9
Mid-Continent	333.3	230.2	284.9	232.6
Other	8.5	14.1	9.2	13.8
	468.4	346.8	411.7	340.3

Oil (Bbls per day)
Permian Basin	34,299	31,993	33,090	29,343
Mid-Continent	8,158	5,801	7,166	5,944
Other	919	1,498	1,194	1,177
	43,376	39,292	41,450	36,464
NGL (Bbls per day)
Permian Basin	12,634	9,575	11,144	7,643
Mid-Continent	22,604	12,090	18,475	13,129
Other	389	708	532	778
	35,627	22,373	30,151	21,550
Total Equivalent (MMcfe per day)
Permian Basin	408.1	352.0	383.0	315.9
Mid-Continent	517.9	337.6	438.8	347.0
Other	16.4	27.2	19.5	25.5
	942.4	716.8	841.3	688.4

Other

The following table summarizes the company's current open hedge positions:

Oil Contracts

				Weighted Ave. Price
Period	Type	Bbl/day	Index(2)	Floor	Ceiling
Oct. 14 – Dec. 14	Collar	12,000	WTI	$85.00	$103.47

Gas Contracts

				Weighted Ave. Price
Period	Type	MMBTU/day	Index(2)	Floor	Ceiling
Oct. 14 – Dec. 14	Collar	80,000	PEPL	$3.51	$4.57
Oct. 14 – Dec. 14	Collar	60,000	PermEP	$3.62	$4.50

Cimarex accounts for commodity contracts using the mark-to-market (through income) accounting method. Cash settlements on oil and natural gas collars resulted in payments of $0.2 million and $6.0 million related to the third quarter and year-to-date, respectively.

Conference Call and Webcast

Cimarex will host a conference call tomorrow, November 5, at 9:00 a.m. Mountain Time (11:00 a.m. Eastern Time). The call will be webcast and accessible on the Cimarex website at www.cimarex.com. To participate in the live, interactive call, please dial 866-367-3053 five minutes before the scheduled start time (international callers dial 412-902-4216). A replay will be available for one week following the call by dialing 877-344-7529 (international callers dial 412-317-0088); conference I.D. 10054032. The replay will also be available on the company's website or via the Cimarex App.

Investor Presentation

For more details, please refer to the company's updated investor presentation available on the Cimarex website at www.cimarex.com.

About Cimarex Energy Co.

Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent and Permian Basin areas of the U.S.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding projected results and future events. In particular, the company is providing revised "2014 Outlook", which contains projections for certain 2014 operational and financial metrics. These forward-looking statements are based on management's judgment as of the date of this press release and include certain risks and uncertainties. Please refer to the company's Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC, and other filings including our Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, for a list of certain risk factors that may affect these forward-looking statements.

Actual results may differ materially from company projections and other forward-looking statements and can be affected by a variety of factors outside the control of the company including, among other things: oil, NGL and natural gas price volatility; severe weather; the ability to complete property sales or other transactions; the ability to receive drilling and other permits and rights-of-way in a timely manner; development drilling and testing results; the potential for production decline rates to be greater than expected; performance of acquired properties and newly drilled wells; costs and availability of third party facilities for gathering, processing, refining and transportation; regulatory approvals, including regulatory restrictions on federal lands; legislative or regulatory changes, including initiatives related to hydraulic fracturing; higher than expected costs and expenses, including the availability and cost of services and materials; unexpected future capital expenditures; economic and competitive conditions; the ability to obtain industry partners to jointly explore certain prospects, and the willingness and ability of those partners to meet capital obligations when requested; declines in the values of our oil and gas properties resulting in impairments; changes in estimates of proved reserves; compliance with environmental and other regulations; derivative and hedging activities; risks associated with operating in concentrated geographic areas; the success of the company's risk management activities; title to properties; litigation; environmental liabilities; and other factors discussed in the company's reports filed with the SEC. Cimarex Energy Co. encourages readers to consider the risks and uncertainties associated with projections and other forward-looking statements. In addition, the company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

(1)	Adjusted net income and adjusted cash flow from operations are non-GAAP financial measures. See the tables below for a reconciliation of the related amounts.
(2)

WTI refers to West Texas Intermediate oil price as quoted on the New York Mercantile Exchange. PEPL refers to Panhandle Eastern Pipe Line Tex/OK Mid-Continent index and PermEp is El Paso Permian Basin index both as quoted in Platt's Inside FERC.

RECONCILIATION OF ADJUSTED NET INCOME

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(in thousands, net of tax, except per share data)

Net income	$144,315	$138,370	$431,412	$357,862
Mark-to-market (gain) loss on open derivative positions	(5,938)	2,969	1,852	(3,495)
Gain on sale of midstream assets	(4,202)	—	(4,202)	(2,691)
Adjusted net income	$134,175	$141,339	$429,062	$351,676
Diluted earnings per share *	$1.65	$1.59	$4.94	$4.12
Adjusted diluted earnings per share *	$1.53	$1.62	$4.91	$4.05
Diluted shares attributable to common stockholders and participating securities	87,393	86,981	87,402	86,964
Estimated tax rates utilized	37.1%	37.2%	37.1%	37.2%

Adjusted net income and adjusted diluted earnings per share excludes the noted item because management believes this item affects the comparability of operating results. The company discloses these non-GAAP financial measures as a useful adjunct to GAAP earnings because:

a)	Management uses adjusted net income to evaluate the company's operational trends and performance relative to other oil and gas exploration and production companies.

b)	Adjusted net income is more comparable to earnings estimates provided by research analysts.

* Earnings per share are based on actual figures rather than the rounded figures presented.

RECONCILIATION OF ADJUSTED CASH FLOW FROM OPERATIONS

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(in thousands)
Net cash provided by operating activities	$502,201	$370,962	$1,271,970	$940,748
Change in operating assets and liabilities	(62,453)	23,027	19,782	91,971
Adjusted cash flow from operations	$439,748	$393,989	$1,291,752	$1,032,719

Management believes that the non-GAAP measure of adjusted cash flow from operations is useful information for investors because it is used internally and is accepted by the investment community as a means of measuring the company's ability to fund its capital program, without fluctuations caused by changes in current assets and liabilities, which are included in the GAAP measure of cash flow from operating activities. It is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

PRICE AND PRODUCTION DATA

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Gas:
Total production (MMcf)	43,094	31,908	112,385	92,914
Daily production (MMcf)	468	347	412	340
Price (per Mcf) *	$4.10	$3.72	$4.62	$$3.73

Oil:
Total production (Bbls)	3,990,590	3,614,865	11,315,817	9,954,625
Daily production (Bbls)	43,376	39,292	41,450	36,464
Price (per Bbl)	$87.27	$102.88	$90.87	$$93.81

NGLs:
Total production (Bbls)	3,277,701	2,058,331	8,231,095	5,883,094
Daily production (Bbls)	35,627	22,373	30,151	21,550
Price (per Bbl) *	$34.08	$28.63	$36.10	$$28.57

*

Prior to 2014, our average realized prices for gas and NGLs were net of certain processing fees.  Beginning in 2014, these fees are no longer included in realized prices.  The resulting positive impact on gas prices for the three and nine months ended September 30, 2014 was $0.07 per Mcf and $0.08 per Mcf, respectively.  The positive impact on NGL prices was $3.43 per Bbl and $3.60 per Bbl for the three and nine months ended September 30, 2014, respectively.

OIL AND GAS CAPITALIZED EXPENDITURES

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(in thousands)
Acquisitions:
Proved *	$—	$(246)	$144,516	$677
Unproved	—	1,816	114,732	5,481
	—	1,570	259,248	6,158

Exploration and development:
Land and Seismic	34,697	59,035	143,891	127,064
Exploration and development	424,861	328,655	1,280,036	1,059,546
	459,558	387,690	1,423,927	1,186,610

Sale proceeds:
Proved *	(271,954)	1,212	(272,177)	(36,667)
Unproved	(174,403)	—	(175,303)	(1,041)
	(446,357)	1,212	(447,480)	(37,708)

	$13,201	$390,472	$1,235,695	$1,155,060

*

The negative amount in third quarter 2013 proved acquisitions and the positive amount in third quarter 2013 proved sales proceeds reflect net purchase price adjustments related to second quarter 2013 activity.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

	(in thousands, except per share data)

Revenues:
Gas sales	$176,539	$118,824	$519,139	$346,492
Oil sales	348,276	371,881	1,028,229	933,879
NGL sales	111,701	58,922	297,128	168,106
Gas gathering and other, net	13,224	11,709	41,129	32,972
	649,740	561,336	1,885,625	1,481,449
Costs and expenses:
Depreciation, depletion, amortization and accretion	220,779	160,979	596,567	449,931
Production	89,084	76,166	250,310	214,985
Transportation, processing, and other operating	54,573	25,838	145,299	66,494
Gas gathering and other	8,588	6,970	27,413	18,310
Taxes other than income	33,510	31,104	99,454	84,039
General and administrative	20,240	19,003	57,523	57,416
Stock compensation	3,603	3,347	10,875	10,459
(Gain) loss on derivative instruments, net	(9,229)	10,824	8,960	(1,233)
Other operating, net	(181)	2,507	34	7,804
	420,967	336,738	1,196,435	908,205

Operating income	228,773	224,598	689,190	573,244

Other (income) and expense:
Interest expense	19,751	12,945	48,524	38,228
Amortization of deferred financing costs	1,128	1,009	3,121	3,044
Capitalized interest	(10,005)	(7,286)	(25,870)	(23,868)
Other, net	(11,123)	(2,263)	(22,207)	(13,637)

Income before income tax	229,022	220,193	685,622	569,477
Income tax expense	84,707	81,823	254,210	211,615

Net income	$144,315	$138,370	$431,412	$357,862

Earnings per share to common stockholders:

Basic	$1.65	$1.59	$4.94	$4.12
Diluted	$1.65	$1.59	$4.94	$4.12

Dividends per share	$0.16	$0.14	$0.48	$0.42

Shares attributable to common stockholders:
Unrestricted common shares outstanding	85,643	85,213	85,643	85,213
Diluted common shares	85,779	85,347	85,788	85,330

Shares attributable to common stockholders and participating securities:
Basic shares outstanding	87,257	86,847	87,257	86,847
Fully diluted shares	87,393	86,981	87,402	86,964

Comprehensive income:
Net income	$144,315	$138,370	$431,412	$357,862
Other comprehensive income:
Change in fair value of investments, net of tax	(123)	302	(139)	401
Total comprehensive income	$144,192	$138,672	$431,273	$358,263

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS (unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(in thousands)

Cash flows from operating activities:
Net income	$144,315	$138,370	$431,412	$357,862
Adjustment to reconcile net income to net cash
provided by operating activities:
Depreciation, depletion, amortization and accretion	220,779	160,979	596,567	449,931
Deferred income taxes	84,707	81,823	254,210	211,615
Stock compensation	3,603	3,347	10,875	10,459
(Gain) loss on derivative instruments	(9,229)	10,824	8,960	(1,233)
Settlements on derivative instruments	(211)	(6,097)	(6,015)	(4,332)
Changes in non-current assets and liabilities	563	3,312	(1,873)	9,102
Amortization of deferred financing costs
and other, net	(4,779)	1,431	(2,384)	(685)
Changes in operating assets and liabilities:
Receivables, net	18,611	(33,071)	(63,091)	(88,131)
Other current assets	(6,928)	(5,041)	(26,110)	9,799
Accounts payable and accrued liabilities	50,770	15,085	69,419	(13,639)
Net cash provided by operating activities	502,201	370,962	1,271,970	940,748
Cash flows from investing activities:
Oil and gas expenditures	(492,390)	(389,417)	(1,630,929)	(1,165,555)
Sales of oil and gas assets	450,587	23,300	451,710	37,707
Sales of other assets	7,927	95	8,178	31,252
Other expenditures	(25,383)	(9,182)	(76,784)	(34,657)
Net cash used by investing activities	(59,259)	(375,204)	(1,247,825)	(1,131,253)
Cash flows from financing activities:
Net bank debt borrowings	—	8,000	(174,000)	150,000
Proceeds from other long-term debt	—	—	750,000	—
Financing costs incurred	(398)	(100)	(11,616)	(100)
Dividends paid	(13,910)	(12,122)	(39,932)	(34,570)
Issuance of common stock and other	6,468	8,463	10,529	10,168
Net cash provided by (used in) financing activities	(7,840)	4,241	534,981	125,498
Net change in cash and cash equivalents	435,102	(1)	559,126	(65,007)
Cash and cash equivalents at beginning of period	128,555	4,532	4,531	69,538
Cash and cash equivalents at end of period	$563,657	$4,531	$563,657	$4,531

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
	September 30,	December 31,
	2014	2013
Assets	(in thousands, except share data)
Current assets:
Cash and cash equivalents	$563,657	$4,531
Receivables, net	430,702	367,754
Oil and gas well equipment and supplies	93,012	66,772
Deferred income taxes	13,544	16,854
Derivative instruments	1,090	4,268
Other current assets	8,532	8,960
Total current assets	1,110,537	469,139
Oil and gas properties at cost, using the full cost method of accounting:
Proved properties	13,842,214	12,863,961
Unproved properties and properties under development,
not being amortized	865,058	585,361
	14,707,272	13,449,322
Less – accumulated depreciation, depletion and amortization	(8,049,016)	(7,483,685)
Net oil and gas properties	6,658,256	5,965,637
Fixed assets, net	195,854	146,918
Goodwill	620,232	620,232
Other assets, net	59,215	51,209
	$8,644,094	$7,253,135
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$123,388	$116,110
Accrued liabilities	474,074	412,495
Derivative instruments	156	389
Revenue payable	218,025	154,173
Total current liabilities	815,643	683,167
Long-term debt	1,500,000	924,000
Deferred income taxes	1,710,662	1,459,841
Other liabilities	187,815	163,919
Total liabilities	4,214,120	3,230,927
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares
authorized, no shares issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized,
87,248,508 and 87,152,197 shares issued, respectively	872	872
Paid-in capital	1,988,257	1,970,113
Retained earnings	2,439,794	2,050,034
Accumulated other comprehensive income	1,051	1,189
	4,429,974	4,022,208
	$8,644,094	$7,253,135

CONTACT : Karen Acierno – 303.285.4957 or Mark Burford – 303.295-3995, www.cimarex.com